       EXHIBIT 22
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                                        S U B S I D I A R I E S   O F
                                     L I Z   C L A I B O R N E,  I N C.



Claiborne Limited                                           Hong Kong
Liz Claiborne Cosmetics, Inc.                               Delaware
Liz Claiborne Accessories, Inc.                             Delaware
Liz Claiborne Accessories-Sales, Inc.                       Delaware
Liz Claiborne Export, Inc.                                  Delaware
Liz Claiborne Foreign Holdings, Inc.                        Delaware
Liz Claiborne International Limited                         Hong Kong
Liz Claiborne (Israel) Ltd.                                 Israel
Liz Claiborne (Italy) Ltd.                                  Delaware
L. C. Licensing, Inc.                                       Delaware
Liz Claiborne Sales, Inc.                                   Delaware
Liz Claiborne-Texas, Inc.                                   Delaware
LCI Investments, Inc.                                       Delaware
LCI Holdings, Inc.                                          Delaware
Liz Claiborne (Canada) Limited                              Canada
Liz Claiborne, S.A.                                         Costa Rica
L.C. Caribbean Holdings, Inc.                               Delaware
Liz Claiborne Shoes, Inc.                                   Delaware
L. C. Service Company, Inc.                                 Delaware
Liz Claiborne (U.K.) Limited                                U.K.
LCI - Claiborne Limited Partnership                         New Jersey
Liz Claiborne do Brasil Ltda.                               Brazil
LC/QL Investments, Inc.                                     Delaware
L.C. Dyeing, Inc.                                           Delaware
L.C. Augusta, Inc.                                          Delaware
Textiles Liz Claiborne Guatemala, S.A.                      Guatemala
Liz Claiborne (Malaysia) SDN.BHD                            Malaysia
Liz Claiborne B.V.                                          Netherlands
RTVCH Holdings, Inc.                                        Delaware
Liz Claiborne Foreign Sales Corporation                     US Virgin Islands
Liz Claiborne Operations (Israel) 1993 Limited              Israel
Liz Claiborne Colombia Limitada                             Colombia
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